Vocus Announces Results for First Quarter 2010
Company Achieves Record Revenue and Adds 396 Net New Customers During the Quarter

LANHAM, MD: April 20, 2010 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the first quarter ended March 31, 2010.

“I’m pleased to report a successful quarter for Vocus as we achieved record revenue and strong earnings per share and cash flow,” said Rick Rudman, President and CEO of Vocus, Inc.  “I am also very pleased with the overall business climate we saw in Q1 which contributed to better than expected results and solid customer demand as evidenced by the 396 net new customers added during the quarter.”

Financial Highlights

•	Revenues for the quarter were $22.3 million, a 9% increase over the same period last year;

•	GAAP loss from operations for the first quarter of 2010 was $(549,000) compared to GAAP income from operations of $296,000 for the same period last year. GAAP net loss for the first quarter of 2010 was $(579,000), or $(0.03) per diluted share, compared to $(478,000), or $(0.03) per diluted share, for the same period last year;

•	Non-GAAP income from operations for the first quarter of 2010 was $3.1 million compared to $3.6 million for the same period last year. Non-GAAP net income for the first quarter of 2010 was $3.0 million, or $0.15 per diluted share, compared to $2.9 million, or $0.15 per diluted share, for the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures;

•	Total deferred revenue as of March 31, 2010 was $45.6 million compared to $41.0 million at March 31, 2009;

•	Cash flow from operations for the first quarter of 2010 was $8.2 million and free cash flow for the first quarter of 2010 was $7.3 million. See Other Supplemental Information for further discussion of non-GAAP measures;

•	477,286 shares of common stock were repurchased in the first quarter of 2010 under the stock repurchase program at an aggregate cost of $7.0 million.

Business Highlights

•	Added 396 net new subscription customers during the quarter compared to 179 net new subscription customers added during the same period last year and ended the first quarter of 2010 with 4,834 total active subscription customers;

•	Signed subscription agreements with new and existing customers including American Breast Cancer Foundation, bottlerocketapps.com, CapeUK, Fado Irish Pubs, Federal Deposit Insurance Corporation, Graco, Healthsouth, Honda UK, Morton’s of Chicago, Nordstrom, Philadelphia Zoo, and The Royal College of Surgeons of England;

•	Signed a lease agreement for a new headquarters located in Beltsville, Md. The new office location will provide 93,000 square feet of office space, approximately double the space of the current headquarters.

Acquisitions Completed After March 31, 2010

In separate press releases issued today, Vocus announced the acquisition of Data Presse SAS (“Datapresse”) of France and the acquisition of BDL Media, Ltd of China. Consequently, the results of operations and financial position of the acquired companies are not included in the Q1 2010 financial results but are contemplated in the guidance provided below.

Guidance

Vocus is providing, for the first time, guidance for the second quarter and revising guidance for the full year 2010 based on information as of April 20, 2010, which includes the expected financial results of Datapresse and BDL Media from the date of acquisition:

•	For the second quarter of 2010, GAAP revenue is expected to be in the range of approximately $23.5 million to $23.7 million. For the second quarter of 2010, non-GAAP revenue is expected to be in the range of approximately $23.9 million to $24.1 million. Non-GAAP EPS is expected to be in the range of $0.13 to $0.14 assuming an estimated non-GAAP weighted average 20.1 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 15%. Stock-based compensation, amortization of intangible assets and acquisition related expenses are expected to be $0.22 per share. GAAP EPS is expected to be in the range of $(0.11) to $(0.10) assuming an estimated weighted average 18.0 million basic and diluted shares outstanding;

•	For the full year of 2010, GAAP revenue is expected to be in the range of $94.5 million to $96.0 million. For the full year of 2010, non-GAAP revenue is expected to be in the range of approximately $95.6 million to $97.1 million. Non-GAAP EPS is expected to be in the range of $0.60 to $0.62 assuming an estimated non-GAAP weighted average 20.2 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 11%. Stock-based compensation, amortization of intangible assets and acquisition related expenses are expected to be $0.81 per share. GAAP EPS is expected to be in the range of $(0.27) to $(0.25) assuming an estimated weighted average 18.1 million basic and diluted shares outstanding. Free cash flow is expected to range from $12.3 million to $13.3 million. Our non-GAAP cash tax rate for 2010 is expected to be 20%.

Conference Call Information

Vocus will discuss the financial results and business highlights of the first quarter 2010 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio web cast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until May 4, 2010 at 11:59 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering conference number 4673967.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 4,800 organizations worldwide and is available in seven languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

Forward Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	March 31,
	2009	2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,817	$91,073
Short-term investments	17,851	12,447
Accounts receivable, net	18,245	10,834
Current portion of deferred income taxes	685	685
Other current assets	1,753	2,309

Total current assets	124,351	117,348
Long-term investments	1,001	—
Property, equipment and software, net	4,666	5,256
Intangible assets, net	3,980	3,511
Goodwill	17,090	17,090
Deferred income taxes, net of current portion	7,459	7,460
Other assets	693	722

Total assets	$159,240	$151,387

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,771	$6,922
Current portion of notes payable and capital lease obligations	197	74
Current portion of deferred revenue	46,789	44,985

Total current liabilities	53,757	51,981
Notes payable and capital lease obligations, net of current portion	48	33
Other liabilities	93	114
Deferred revenue, net of current portion	961	640

Total liabilities	54,859	52,768
Commitments and contingencies
Stockholders’ equity:
Common stock	199	200
Additional paid-in capital	149,279	152,319
Treasury stock	(14,914)	(23,223)
Accumulated other comprehensive income	305	390
Accumulated deficit	(30,488)	(31,067)

Total stockholders’ equity	104,381	98,619

Total liabilities and stockholders’ equity	$159,240	$151,387

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2010
	(unaudited)	(unaudited)
Revenues	$20,411	$22,271
Cost of revenues	3,907	4,435

Gross profit	16,504	17,836
Operating expenses:
Sales and marketing	9,516	11,403
Research and development	1,157	1,314
General and administrative	5,045	5,199
Amortization of intangible assets	490	469

Total operating expenses	16,208	18,385
Income (loss) from operations	296	(549)
Other income (expense):
Interest and other income	225	68
Interest expense	(6)	(7)

Income (loss) before provision for income taxes	515	(488)
Provision for income taxes	993	91

Net loss	$(478)	$(579)

Net loss per share:
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)
Weighted average shares outstanding used in computing per share amounts:
Basic	18,026,397	18,062,306
Diluted	18,026,397	18,062,306

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended
	March 31,
	2009	2010
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(478)	$(579)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	910	823
Other non-cash charges, net	3,996	2,968
Excess tax benefits from equity awards	(703)	(91)
Changes in operating assets and liabilities	4,958	5,049

Net cash provided by operating activities	8,683	8,170
Cash flows from investing activities:
Net change in investments	2,666	6,398
Purchases of property and equipment, net	(339)	(770)
Software development costs	(43)	(155)

Net cash provided by investing activities	2,284	5,473
Cash flows from financing activities:
Purchases of common stock	(4,117)	(8,309)
Proceeds from exercise of stock options	964	19
Excess tax benefits from equity awards	703	91
Payments on notes payable and capital lease obligations	(138)	(138)

Net cash used in financing activities	(2,588)	(8,337)
Effect of exchange rate changes on cash and cash equivalents	(31)	(50)

Net increase in cash and cash equivalents	8,348	5,256
Cash and cash equivalents, beginning of period	65,429	85,817

Cash and cash equivalents, end of period	$73,777	$91,073

Other Supplemental Information

We define non-GAAP income from operations as income from operations excluding stock-based compensation, amortization of acquired intangible assets, acquisition related expenses and adjustments to deferred revenue related to purchase accounting. We define non-GAAP net income as net income excluding stock-based compensation, amortization of acquired intangible assets, acquisition related expenses and adjustments to deferred revenue related to purchase accounting. Amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Acquisition related expenses consist of costs incurred during the reporting period in connection with our acquired businesses. Adjustments to deferred revenue reflect the reductions in the fair value of the acquired company’s deferred revenue due to purchase accounting. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance, to determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management believes the exclusion of stock-based compensation, amortization of acquired intangible assets, acquisition related expenses and adjustments to deferred revenue related to purchase accounting allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus the excess tax benefits from equity awards. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.

Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2010
	(unaudited)	(unaudited)
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$296	$(549)
Stock-based compensation	2,860	2,849
Amortization of intangible assets	490	469
Acquisition related expenses	—	301

Non-GAAP income from operations	$3,646	$3,070

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(478)	$(579)
Stock-based compensation	2,860	2,849
Amortization of intangible assets	490	469
Acquisition related expenses	—	301

Non-GAAP net income	$2,872	$3,040

Non-GAAP net income per share:
Non-GAAP diluted	$0.15	$0.15
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	19,246,131	19,769,179
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	18,026,397	18,062,306
Treasury stock effect on outstanding equity securities	376,530	317,816
Treasury stock effect from stock-based compensation on outstanding equity securities	843,204	1,389,057

Non-GAAP diluted weighted average shares outstanding	19,246,131	19,769,179

Supplemental information of stock-based compensation included in:
Cost of revenues	$345	$579
Sales and marketing	857	437
Research and development	215	373
General and administrative	1,443	1,460

Total stock-based compensation	$2,860	$2,849

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$8,683	$8,170
Purchases of property and equipment, net	(339)	(770)
Software development costs	(43)	(155)
Excess tax benefits from equity awards	703	91

Free cash flow	$9,004	$7,336